Exhibit (h)(5)(iii)

AMENDMENT NO. 1

AMENDED AND RESTATED PARTICIPATION AGREEMENT

Amendment No. 1, dated as of September 1, 2014 (“Amendment No. 1”), to the Second Amended and Restated Participation Agreement, dated as of April 26, 2012 (“Agreement”), by and among EQ Advisors Trust (“Trust”), AXA Equitable Life Insurance Company, AXA Equitable 401(K) Plan and AXA Distributors, LLC (collectively, the “Parties”).

The Parties hereby agree to modify and amend the Agreement as follows:

1.	Removed Portfolio. All references to the EQ/Equity Growth PLUS Portfolio are hereby deleted from the Agreement.

2.	Name Change. The name of EQ/International Growth Portfolio has been changed to EQ/MFS International Growth Portfolio.

3.	Schedule A. Schedule A to the Agreement, setting forth the Portfolios of the Trust participating on behalf of which the Trust is entering into the Agreement is hereby replaced in its entirety by Schedule A attached hereto.

Except as modified and amended hereby, the Agreement is hereby ratified and confirmed in full force and effect in accordance with its terms.

IN WITNESS WHEREOF, the parties have executed and delivered this Amendment No. 1 as of the date first above set forth.

EQ ADVISORS TRUST		AXA EQUITABLE 401(K) PLAN

By:	/s/ Steven M. Joenk	By:	Investment Committee established by the
Name:	Steven M. Joenk		employee benefit plans sponsored by AXA
Title:	President and Chief Executive Officer		Equitable Life Insurance Company, as Plan Fiduciary

		By:	/s/ Glen Gardner
		Name:	Glen Gardner
		Title:	Chairman of Investment Committee for Benefit Plans

AXA DISTRIBUTORS, LLC		AXA EQUITABLE LIFE INSURANCE COMPANY

By:	/s/ Nick Lane	By:	/s/ Glen Gardner
Name:	Nick Lane	Name:	Glen Gardner
Title:	Chairman, President, Chief Executive Officer and Chief Retirement Savings Officer	Title:	Director

SCHEDULE A

AXA EQUITABLE 401(K) PLAN PARTICIPATION AGREEMENT

DESIGNATED PORTFOLIOS AND CLASSES

Portfolios
EQ/AllianceBernstein Small Cap Growth Portfolio	Class K

EQ/GAMCO Small Company Value Portfolio	Class K

EQ/MFS International Growth Portfolio (formerly, EQ/International Growth Portfolio)	Class K